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                                                                    EXHIBIT 23.3

                            MCGLADREY & PULLEN, LLP
                            ------------------------

                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of our report dated August 13, 1993 which appears in the annual report of Form 10-K of Charter Federal Savings Bank and subsidiaries and to the reference of our firm under the caption "Experts" for the year ended June 30, 1993.

MCGLADREY & PULLEN, LLP

/S/ MCGLADREY & PULLEN, LLP

Charlotte, North Carolina
August 11, 1995